As filed with the Securities and Exchange Commission on September 13, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANSYS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

04-3219960

(I.R.S. Employer Identification No.)

ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices)

Third Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan

(Full Title of the Plan)

James E. Cashman III

President and Chief Executive Officer

ANSYS, Inc.

Southpointe

275 Technology Drive

Canonsburg, Pennsylvania 15317

(Name and Address of Agent for Service)

(724) 746-3304

Telephone Number, Including Area Code, of Agent For Service.

Copies to:

John R. LeClaire, P.C.

Joseph L. Johnson, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

(617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.01 per share	2,000,000	(2)	$44.50	$89,000,000	(2)	$9,530

(1)	This Registration Statement also covers an indeterminate number of additional shares of ANSYS, Inc. Common Stock as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock or other similar event, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Common Stock of ANSYS, Inc. on September 8, 2006 as reported on the Nasdaq Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The contents of the Registration Statements on Form S-8 previously filed by ANSYS, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on July 23, 1996 (File No. 333-08613), pertaining to the Registrant’s 1996 Stock Option and Grant Plan and Employee Stock Purchase Plan, July 17, 1998 (File No. 333-08613), pertaining to the Registrant’s 1996 Stock Option and Grant Plan, September 17, 2001 (File No. 333-69506), pertaining to the Registrant’s 1996 Stock Option and Grant Plan, and November 25, 2003 (File No. 333-110728), pertaining to the Registrant’s 1996 Stock Option and Grant Plan, are hereby incorporated by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interest of Named Experts and Counsel

John R. LeClaire, a partner of Goodwin Procter LLP, acts as the Registrant’s Assistant Secretary. He does not own any shares of the Registrant’s common stock.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description of Exhibit
*5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

*23.2	Consent of Deloitte & Touche LLP

*23.3	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Third Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (incorporated herein by reference to Exhibit B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 12, 2006)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canonsburg, State of Pennsylvania, on this 13th day of September 2006.

ANSYS, Inc.

By:	/s/ James E. Cashman III
James E. Cashman III
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ANSYS, Inc. hereby constitutes and appoints James E. Cashman III and Maria T. Shields, and each of them, such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), including post-effective amendments and other related documents or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date
/s/ James E. Cashman III James E. Cashman III	President and Chief Executive Officer (Principal Executive Officer)	September 13, 2006

/s/ Maria T. Shields Maria T. Shields	Chief Financial Officer, Vice President, Finance and Administration (Principal Financial Officer and Accounting Officer)	September 13, 2006

/s/ Peter J. Smith Peter J. Smith	Chairman of the Board of Directors	September 13, 2006

/s/ Roger J. Heinen, Jr. Roger J. Heinen, Jr.	Director	September 13, 2006

/s/ Jacqueline C. Morby Jacqueline C. Morby	Director	September 13, 2006

/s/ Bradford C. Morley Bradford C. Morley	Director	September 13, 2006

/s/ John F. Smith John F. Smith	Director	September 13, 2006

/s/ Patrick J. Zilvitis Patrick J. Zilvitis	Director	September 13, 2006

/s/ Daniel H. Blumenthal Daniel H. Blumenthal	Director	September 13, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
*5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

*23.2	Consent of Deloitte & Touche LLP

*23.3	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on signature page to this Registration Statement)

99.1	Third Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan (incorporated herein by reference to Exhibit B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 12, 2006)

*	Filed herewith.